SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to ss. 240.14a-12

TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

E2 INVESTMENT PARTNERS LLC
LOCKSMITH VALUE OPPORTUNITY FUND LP
LOCKSMITH CAPITAL MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

FOR IMMEDIATE RELEASE
June 2, 2008

LOCKSMITH CAPITAL MANAGEMENT ANNOUNCES THAT IT
HAS WITHHELD ITS VOTE FOR THE ELECTION
OF BARRY PORTNOY AND ARTHUR G. KOUMANTZELIS

New York, NY - Locksmith Capital Management LLC (“Locksmith”) announces that it does not intend to file a proxy statement with the Securities and Exchange Commission and solicit proxies in opposition to the nominees proposed by TravelCenters of America LLC (AMEX - TA). The affirmative vote of a majority of the TravelCenters’ outstanding common stock entitled to vote at the meeting is necessary to elect Barry Portnoy and Arthur G. Koumantzelis to the Board of Directors of TravelCenters.

“We have decided not to invest our time in, and incur the expense of, a withhold campaign,” said Timothy Brog, Managing Director of Locksmith Capital Management LLC. “However our view of the current Board and management has not changed. As a result, we have filled out the Company’s proxy and withheld our vote for Barry Portnoy and Arthur G. Koumantzelis.”

* * * * *

Locksmith Capital Management LLC is the management company for Locksmith Value Opportunity Fund, a Delaware Limited Partnership.

CONTACT:
Timothy E. Brog
Locksmith Capital Management LLC
(212) 557-6150